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November 20, 2002



Chase Funding, Inc.
343 Thornall Street
Edison, NJ  08837

Re:      Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2002-4
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Ladies and Gentlemen:

We have acted as counsel for Chase Funding, Inc. (the "Company"), in connection with the sale by the Company of approximately $605,550,000.00 in aggregate principal amount of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2002-4 (the "Certificates"). The Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2002, by and among the Company, as depositor, Chase Manhattan Mortgage Corporation ("CMMC"), as servicer and Citibank, N.A., as trustee. The Offered Certificates will be purchased by J.P. Morgan Securities Inc. (the "Underwriter") for resale to the public pursuant to an Underwriting Agreement dated December 16, 1998, between the Company and Chase Securities Inc. (predecessor of J.P. Morgan Securities Inc. ("JPMSI")) and a Terms Agreement dated November 8, 2002 between the Company and JPMSI (together, the "Underwriting Agreement"). Capitalized terms used and not defined herein have the meanings given to them in the Prospectus Supplement.

We have examined a signed copy of the Registration Statement on Form S-3 (No. 333-68848) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, and the Company's Prospectus (the "Base Prospectus") dated November 14, 2002 and the Company's Prospectus Supplement dated November 14, 2002 (the "Prospectus Supplement") relating to the Offered Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Certificates and purchase of the Mortgage Loans; (iv) the Pooling and Servicing Agreement;
(v) the forms of the Class A Certificates, the Class M Certificates and the Class B Certificates and (vi) the Underwriting Agreement.


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Chase Funding, Inc.
November 20, 2002
Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostatic copies to the original documents and the authenticity of such documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the Company, its officers and other representatives, the Trustee and others. Whenever the phrase "to the best of our knowledge" or "of which we are aware" is used herein, it refers in each case to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction.

We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

         (i) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

         (ii) Assuming (a) ongoing compliance with all of the provisions of the Pooling and Servicing Agreement and (b) the filing of elections, in accordance with the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (a "REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes, each of the REMICs will qualify as a REMIC as of the Closing Date and each will continue to qualify as a REMIC for so long as it complies with amendments after the date hereof to any applicable provisions of the Code and applicable Treasury Regulations.

         (iii) Assuming ongoing compliance with all of the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the grantor trusts described in Section 2.07 of the Pooling and Servicing Agreement will qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code as of the Closing Date and will continue to so qualify for so long as it continues to comply with amendments after the date hereof to any applicable provisions of the Code and applicable Treasury Regulations.

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Chase Funding, Inc.
November 20, 2002
Page 3

         (iv) We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related Prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

/s/ Morgan, Lewis & Bockius LLP